 Exhibit 99.1

Joint Filer Information

Names: The Three Bears Trust

Address: 1660 West 2nd Street, Suite 1100, Cleveland, OH 44113-1448

Designated Filer: Matthew V. Crawford

Issuer and Ticker Symbol: Hickok Inc. [HICKA]

Date of Event Requiring Statement: December 31, 2014

The undersigned, The Three Bears Trust, is jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Matthew V. Crawford with respect to the beneficial ownership of securities of Hickok Inc.

Signature:

THE THREE BEARS TRUST

By:	/s/ Molly Z. Brown, poa for Matthew V. Crawford, trustee
Name:	Matthew V. Crawford
Title:	Trustee, The Three Bears Trust